SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

February 28, 2005

Date of report (Date of earliest event reported)

RETEK INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-28121	51-0392671

(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Retek on the Mall 950 Nicollet Mall Minneapolis, Minnesota	55403

(Address of Principal Executive Offices)	(Zip Code)

(612) 587-5000

(Registrant’s Telephone Number, Including Area Code)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into A Material Definitive Agreement.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
Amendment and Plan of Merger
Joint Press Release

Item 1.01.      Entry Into A Material Definitive Agreement.

     On February 28, 2005, Retek Inc. (“Retek”) entered into an Agreement and Plan of Merger with SAP America, Inc. (“SAP America”), and a wholly owned subsidiary of SAP America, providing for the merger of that subsidiary with and into Retek. Following consummation of the merger, Retek will be a wholly owned subsidiary of SAP America.

     Under the terms of the merger agreement, SAP America has agreed to make a cash tender offer for all outstanding shares of Retek common stock at $8.50 per share. As soon as practicable following the completion of the offer, SAP America has agreed to effect the merger described above. Upon the consummation of the merger, each share of Retek common stock not purchased in the offer will be converted into the right to receive $8.50 per share in cash.

     Retek’s Board of Directors has approved the merger agreement and unanimously recommends that its stockholders accept SAP America’s offer.

     The consummation of each of the tender offer and the merger is subject to customary conditions, including regulatory approvals. A copy of the merger agreement is filed as an exhibit to this report. Reference is made to the merger agreement for a full statement of the terms and conditions of the tender offer and the merger.

     An additional discussion of the merger agreement, the tender offer, and the merger is provided in the parties’ joint press release of February 28, 2005, which is attached as an exhibit to this report.

Item 9.01.      Financial Statements and Exhibits.

(c)	Exhibits

2	Agreement and Plan of Merger, dated as of February 28, 2005, by and among SAP America, Inc., Sapphire Expansion Corporation, and Retek Inc.

Retek hereby agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Commission upon request.

99	Joint Press Release dated February 28, 2005

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RETEK INC.
Date: February 28, 2005	/s/ Gregory A. Effertz
Gregory A. Effertz
Senior Vice President, Finance & Administration, Chief Financial Officer, Treasurer and Secretary

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EXHIBIT INDEX

No.	Description	Manner of Filing

2	Agreement and Plan of Merger, dated as of February 28, 2005, by and among SAP America, Inc., Sapphire Expansion Corporation, and Retek Inc.	Filed Electronically
99	Joint Press Release dated February 28, 2005.	Filed Electronically

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